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                                  HAGGAR CORP.

                             WAGE CONTINUATION PLAN


         WHEREAS, HAGGAR CORP., a Nevada Corporation with its principal place of business in Dallas, Texas, (hereinafter referred to as the "Corporation"), desires to implement the Haggar Corp. Wage Continuation Plan; and

         WHEREAS, the Corporation wishes to provide security and protection for certain of its valuable employee in the event they are disabled; and

         WHEREAS, the Corporation desires to provide this protection through payments under a disability income policy issued by the Insurer on each eligible employee; and

         WHEREAS, the Internal Revenue Code of 1986 (the "Code") and Treasury Regulations issued thereunder offer certain incentives for providing such protection; and

         WHEREAS, the following shall constitute the provisions of the Haggar Corp. Wage Continuation Plan, effective as of October 1, 1999.

                             ARTICLE 1 - DEFINITIONS

A.       PLAN. The Plan is the Haggar Corp. Wage Continuation Plan.

B.       EFFECTIVE DATE. The effective date of the Plan is October 1,
         1999.

C. ENTRY DATE. The Entry Date is either the Effective Date of the Plan or the first day of any month following the Effective Date.

D. CORPORATION. The Corporation is Haggar Corp. and any successor thereto.

E. EMPLOYEE. An Employee is a person regularly employed by the Corporation.

F. PARTICIPANT. A Participant is an Employee who is designated as an Eligible Employee by the Corporation and who has a Policy issued and in force on his or her life by an Insurer in accordance with the terms of the Plan.

G. COMPENSATION. Compensation means the Employee's annual base salary or wage, plus bonuses, commissions, and overtime payments.

H. INSURER. Insurer means the life insurance company or any other company which shall issue a Policy as defined in the Plan.

I.       POLICY. Policy means an individual disability income policy.

J. DISABILITY. Disability shall have the same meaning or meanings contained in the Policy.

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                           ARTICLE II - PARTICIPATION

         An Employee is eligible to participate in the Plan on the Entry Date specified by the Corporation.

                      ARTICLE III - EMPLOYER CONTRIBUTIONS

         The Corporation shall contribute on behalf of each Participant an amount necessary to purchase a Policy providing the benefits to which he or she is entitled under Article V.

                         ARTICLE IV - ELIGIBLE EMPLOYEES

         For purposes of this Plan, an Eligible Employee shall be any employee who is a member of a select group of management or highly compensated employees of the Corporation or any Subsidiary, who is designated as such by the Corporation in its sole discretion, and who satisfies the insurability requirements established by the Corporation under Article VI of this Plan.

                              ARTICLE V - BENEFITS

         The form and amount of monthly benefit for each Participant shall be subject to the Insurer's issue and participation limits.

         Benefits under this Plan shall be independent of, and in addition to, those under any other plan, agreement or program maintained by the Corporation for its employees.

                  ARTICLE VI - SATISFACTORY HEALTH REQUIREMENTS

         Participation in this Plan requires evidence of insurability as determined by the Insurer. Employees who do not satisfy all requirements of the Insurer may be issued limited coverage if available in lieu of complete exclusion from the Plan. An otherwise Eligible Employee who does not meet the Insurer's requirements for a Policy will not be a Participant in the Plan.

                       ARTICLE VII - OWNERSHIP OF POLICIES

A. Each Participant shall be the applicant, owner and holder of his or her Policy. As the insured-owner, the Participant is responsible for submitting any claims directly to the Insurer and will receive claim payments directly from the Insurer. The Corporation is in no way responsible for the processing of claims or the payment thereof and the determination of claim payments rests solely and wholly with the Insurer. The insured-owner may request the Corporation to withhold income tax from any sick pay payments to which a Participant may be entitled. Should such a request be made, the Insurer is required to deduct and withhold the appropriate amount from claim payments. The Corporation will Furnish the insured-owner with the necessary forms for income tax purposes.

WAGE CONTINUATION PLAN                                                       2

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B.       The Corporation shall pay its share of the premiums while the Plan is in effect and while the Employee continues as a Participant in the Plan.

                       ARTICLE VIII - POLICY CONTINUATION

         When a Participant ceases active full-time employment with the Corporation, he or she has the right as policy-owner to assume premium payments for his or her Policy and maintain it in force subject to the terms of this Policy.

                 ARTICLE IX - TERMINATION OF EMPLOYMENT OR PLAN

A. In the event of termination of employment of a Participant, the Corporation shall reduce the total premium paid under the Plan by the amount of the terminated Participant's premium and inform the Insurer of such termination.

B. The Corporation may terminate or amend this Wage Continuation Plan by an express declaration in writing and by notifying the Insurer of such action. At termination, each Participant may take over payment of premiums for his or her Policy.

                           ARTICLE X - ADMINISTRATION

A. This Plan shall be administered by the Corporation or an administrative committee (the "Committee") appointed by the Corporation. The committee, if any, shall represent the Corporation in all matters concerning the administration of this Plan.

B. The Corporation or the Committee shall have the primary responsibility for the administration and operation of the Plan and shall have all powers necessary to carry out the provisions of the Plan including the power to determine all questions arising in the administration, interpretation and application of the Plan; the power to determine the eligibility of each Employee for participation in the Plan; the power to set down uniform and nondiscriminatory rules of interpretation and administration of the Plan which may be modified from time to time in light of the Corporation's experience.

C. The Corporation or the Committee shall keep a record of all its proceedings and acts and shall keep all such books of accounts, records and other data as may be necessary for the proper administration of the Plan.

D. The Corporation shall indemnify the Committee, if any, and each member of the Committee against any and all claims, loss, damages, expense or liability arising from any action or failure to act, except when the same is determined to be due to the gross negligence or willful misconduct of the Committee or the Committee member(s).

E. Except where there has been an agreed allocation and delegation of administrative authority, the Committee shall act by majority of its number and may authorize one or more members of the Committee to sign all documents on behalf of the Committee.

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F.       The Corporation or the Committee, if any, shall be the agent for service of legal process for the Plan.

                           ARTICLE XI - MISCELLANEOUS

A. The terms of this Plan anticipate addition of new Participants and changes in coverage for existing Participants from time to time. However, the Corporation is in no way responsible for providing benefits for which an employee may have become eligible but for which no Policy has been issued.

B. The Corporation's liability for wage continuation payments is discharged by the payment of premiums for each individual Policy. Failure of the Insurer to approve or otherwise honor claim for payment shall in no way obligate the Corporation.

C. Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Corporation, or to interfere with the rights of any such employer to discharge any individual at any time, with or without cause, except as may be otherwise agreed in writing and or provided by applicable law.

D. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

E. This Plan shall be governed by and construed in accordance with the laws of the State of Texas.

         Executed this _________ day of _____________________, 1999.


                                     HAGGAR CORP.


                                     By: /s/ David Tehle
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                                     Its: Senior V.P. & Chief Financial Officer
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WAGE CONTINUATION PLAN                                                       4